Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors
American National Group, Inc.:
We consent to the incorporation by reference in the registration statement (No. 333-160698) on Form S-8 of American National Group, Inc. (formerly American National Insurance Company) of our report dated February 28, 2020, with respect to the consolidated financial statements and financial statement schedules II, III and IV of American National Group, Inc. for the year ended December 31, 2019.

/s/ KPMG LLP
Houston, Texas
February 25, 2022